                          OFFER TO PURCHASE FOR CASH

              ALL OUTSTANDING COMMON SHARES AND PREFERRED SHARES

                                      OF

                     MERIDIAN POINT REALTY TRUST VIII CO.

                                      AT

                          $8.50 NET PER COMMON SHARE

                                      AND

                        $10.00 NET PER PREFERRED SHARE

                                      BY

                           EASTGROUP-MERIDIAN, INC.

                         A WHOLLY-OWNED SUBSIDIARY OF

                          EASTGROUP PROPERTIES, INC.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
               AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
                 MARCH 20, 1998, UNLESS THE OFFER IS EXTENDED.

                                                              FEBRUARY 23, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies And Other Nominees:

  We have been appointed by EastGroup-Meridian, Inc. (the "Purchaser"), a Missouri corporation and a wholly-owned subsidiary of EastGroup Properties, Inc., a Maryland corporation ("EastGroup"), to act as Information Agent in connection with the Purchaser's offer to purchase all of the outstanding common shares, par value $0.001 per share (the "Common Shares"), and all of the outstanding preferred shares, par value $0.001 per share (the "Preferred Shares") (collectively, the Common Shares and the Preferred Shares are referred to herein as "Shares"), of Meridian Point Realty Trust VIII Co., a Missouri corporation (the "Company"), at a price of $8.50 per Common Share, net to the seller in cash, and $10.00 per Preferred Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 23, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), copies of which are enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 18, 1998, among EastGroup, the Purchaser and the Company (the "Merger Agreement").

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF COMMON SHARES AND PREFERRED SHARES THAT, WHEN ADDED TO THE PREFERRED SHARES BENEFICIALLY OWNED BY EASTGROUP ON THE DATE OF THE MERGER AGREEMENT, WILL CONSTITUTE TWO-THIRDS OF THE TOTAL NUMBER OF OUTSTANDING SHARES OF THE CAPITAL STOCK OF THE COMPANY ENTITLED TO VOTE ON A MERGER UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, AND THE MISSOURI GENERAL AND BUSINESS CORPORATION LAW.

  For your information and for forwarding to your clients, we are enclosing the following documents:

    1. The Offer to Purchase.

    2. The Letter of Transmittal to be used by shareholders of the Company in accepting the Offer. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

    3. A letter to shareholders of the Company from Christopher J. Doherty, Chairman of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the Securities and Exchange Commission and mailed to the shareholders of the Company.

    4. A printed form of letter which may be sent to your clients for whose account you hold Shares in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Offer.

    5. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates representing Shares are not immediately available or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedures for book-entry transfer cannot be completed on a timely basis.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    7. A return envelope addressed to Harris Trust Company of New York, as Depositary.

  Your attention is directed to the following:

    1. The tender price is $8.50 per Common Share, net to the seller in cash and $10.00 per Preferred Share, net to the seller in cash.

    2. THE BOARD OF TRUSTEES OF THE COMPANY HAS DETERMINED THAT THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE) ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT, THE OFFER AND THE MERGER, AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, March 20, 1998, unless the Offer is extended.

    4. The Offer is being made for all of the outstanding Shares. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Common Shares and Preferred Shares that, when added to the Preferred Shares beneficially owned by EastGroup on the date of the Merger Agreement, will constitute two-thirds of the total number of shares of the capital stock of the Company entitled to vote on a merger under the Company's Certificate of Incorporation, as amended, and the Missouri General and Business Corporation Law.

    5. Shareholders who tender Shares will not be obligated to pay brokerage fees, commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and pay for all Shares which are validly tendered on or prior to the Expiration Date and not theretofore withdrawn pursuant to the Offer to Purchase. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Shares (or a timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures described in Section 2 of the Offer to Purchase); (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in connection with a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase)); and (iii) all other documents required by the Letter of Transmittal.

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

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified under Section 2, "Procedure for Tendering Shares," in the Offer to Purchase.

  The Purchaser will not pay any fees or commissions to any broker or dealer or to any other person (other than the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 20, 1998, UNLESS THE OFFER IS EXTENDED.

  Any inquiries you may have with respect to the Offer should be directed to, and additional copies of the enclosed materials may be obtained by contacting, the undersigned toll free at (800) 755-5001. Banks and brokerage firms please call (212) 843-8500.

                                          Very truly yours,

                                          BEACON HILL PARTNERS, INC.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE PURCHASER, EASTGROUP, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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